EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Seelos Therapeutics, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of Seelos Therapeutics, Inc. of our report dated March 1, 2018, relating to the consolidated financial statements of Apricus Biosciences, Inc., which appears in Apricus Biosciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California
February 25, 2019